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           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                     September 8, 1997

CLN Holdings Inc.
5900 North Andrews Avenue
Suite 700
Fort Lauderdale, Florida 33309

Ladies and Gentlemen:

     In connection with the filing by CLN Holdings Inc. (formerly known as Coleman Escrow Corp.) of the Registration Statement on Form S-1, No. 333-29123 (the "Registration Statement") with the Securities and Exchange Commission, you have requested our opinion concerning certain federal income tax considerations to persons who accept the exchange offer described therein (the "Exchange Offer").

     The facts, as we understand them, and upon which we rely in rendering our opinion expressed herein, are set forth in the Registration Statement. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case, in effect on the date hereof.

     Based upon and subject to the (i) the accuracy of the facts as stated in the Registration Statement and (ii) the Exchange Offer being consummated in the manner described in the Registration Statement, the information in the prospectus included in the Registration Statement under the heading "Certain Federal Income Tax Considerations" while not purporting to discuss all possible federal income tax consequences to holders whose Old Notes (as defined in the prospectus) are tendered and accepted in the Exchange Offer, expresses our opinion as to the material federal income tax consequences applica-


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CLN Holdings Inc.
September 8, 1997
Page 2

ble to such holders. There can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

     This opinion is being furnished in connection with the Registration Statement and may not be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "Certain Tax Aspects--Certain Federal Income Tax Consequences" in the Exchange Offer and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                     Very truly yours,

                                                     /s/ Skadden, Arps, Slate,
                                                          Meagher & Flom LLP